Exhibit 99.2

Ryman Hospitality Properties, Inc. Announces Close of Strategic Investment in Opry
Entertainment Group by Atairos and NBCUniversal

•	Ryman Hospitality Properties, Inc. closes strategic investment in the Company’s Opry Entertainment Group (OEG) by Atairos and NBCUniversal, which initially values the OEG business at $1.415 billion, inclusive of recent acquisition of Block 21.

•	Atairos and NBCUniversal to acquire a 30% equity interest in OEG for a $296 million investment, of which Atairos is directly investing $283 million and NBCUniversal is directly investing $13 million.

•	Transaction provides a forward path for OEG’s next phase of growth, retains meaningful participation for RHP shareholders in future value creation, and delevers RHP’s balance sheet to allow continued reinvestment in RHP’s leading group hospitality business.

NASHVILLE, Tenn. – (June 16, 2022) – Ryman Hospitality Properties (NYSE: RHP) (“RHP”), a leading lodging and hospitality real estate investment trust that specializes in upscale convention center resorts and country music entertainment experiences, and Atairos, an independent strategic investment company focused on supporting growth-oriented businesses, announced today the completion of the previously announced proposed strategic investment by Atairos and NBCUniversal in RHP’s subsidiary OEG Attractions Holdings LLC, which directly or indirectly owns the assets that comprise Opry Entertainment Group (“OEG”).

Transaction Overview

Under the terms of the agreement, Atairos, along with its long-term strategic partner NBCUniversal, acquired a 30% minority ownership stake in OEG for $296 million, of which Atairos directly invested $283 million and NBCUniversal directly invested $13 million. The investment values OEG at $1.415 billion, inclusive of OEG’s recent acquisition of Block 21. Atairos has agreed to make an additional $30 million investment in OEG, contingent on certain performance targets being achieved, which would bring OEG’s valuation to $1.515 billion.

Opry Entertainment Group Capitalization

The $1.415 billion valuation includes a capitalization of OEG with a $300 million Term Loan B, which closed contemporaneously with the closing of the equity investment by Atairos and NBCUniversal, as well as the assumption of a $136 million CMBS facility for Block 21, which OEG assumed in connection with the previously announced closing of the Block 21 transaction. RHP will receive proceeds of $578 million comprised of Atairos’ and NBCUniversal’s initial 30% equity investment and borrowings from the Term Loan B secured by OEG assets. RHP expects to use these net proceeds to fully repay its $300 million Term Loan A and substantially all the borrowings outstanding under its revolving credit facility, thereby reducing leverage and creating balance sheet flexibility to allow RHP to pursue continued reinvestment in its group hospitality business.

In connection with this transaction, the Company also closed on its previously announced $300 million 7-year Senior Secured Term Loan B and an undrawn $65 million 5-year Senior Secured Revolving Credit Facility to capitalize OEG. The new term loan matures in June 2029 and bears interest at SOFR plus 5.00% while the new revolving credit facility matures in 2027 and bears interest at SOFR plus 4.75%. The loans are secured by first priority liens on substantially all the assets and property of OEG, excluding Block 21 and Circle.

Colin Reed, Chairman and Chief Executive Officer of Ryman Hospitality Properties, said, “We are excited to close this transformative transaction for OEG, which delivers several strategic benefits for our shareholders. We believe our new partnership with Atairos and NBCUniversal will propel OEG into its next phase of growth, extending its reach and continuing its evolution into an integrated country lifestyle platform, while retaining meaningful participation in further value creation. This deal is a meaningful step forward for OEG on a path towards its independence from our REIT structure and delevers RHP’s balance sheet to allow continued reinvestment in RHP’s leading group hospitality business. We are pleased to welcome our new partners in OEG and look forward to working with them to continue growing our portfolio of entertainment assets and creating more opportunities to serve the country lifestyle consumer in the years ahead. I want to thank the Atairos and NBCUniversal teams for their collaboration throughout the closing process. I would also like to thank our internal team and members for their hard work throughout this entire transaction and closing period.”

Additional Transaction Details

RHP has retained a controlling 70% interest in OEG. Colin Reed is serving as Executive Chairman of OEG in addition to his responsibilities as Chairman and Chief Executive Officer of RHP. In connection with the investment, Atairos Partners Alex Evans and Jackson Phillips have joined OEG’s newly formed Board of Directors, which is comprised of four RHP Directors and two Atairos Directors.

Advisors

Morgan Stanley & Co. LLC served as financial advisor, Bass, Berry & Sims PLC served as legal advisor, and Skadden, Arps, Slate, Meagher & Flom LLP served as tax counsel to RHP. Moelis & Company LLC served as financial advisor and Davis Polk & Wardwell LLP served as legal advisor to Atairos. The financing for this transaction was led by JPMorgan Chase Bank, N.A., and Morgan Stanley Senior Funding, Inc. as Joint Lead Arrangers, along with Credit Suisse Securities (USA) LLC, and Barclays Bank PLC as Joint Bookrunners.

About Ryman Hospitality Properties, Inc.

Ryman Hospitality Properties, Inc. (NYSE: RHP) is a leading lodging and hospitality real estate investment trust that specializes in upscale convention center resorts and country music entertainment experiences. RHP’s core holdings, Gaylord Opryland Resort & Convention Center; Gaylord Palms Resort & Convention Center; Gaylord Texan Resort & Convention Center; Gaylord National Resort & Convention Center; and Gaylord Rockies Resort & Convention Center, are five of the top ten largest non-gaming convention center hotels in the United States based on total indoor meeting space. These convention center resorts operate under the Gaylord Hotels brand and are managed by Marriott International. RHP also owns two adjacent ancillary hotels and a small number of attractions managed by Marriott International for a combined total of 10,412 rooms and more than 2.8 million square feet of total indoor and outdoor meeting space in top convention and leisure destinations across the country. RHP’s Entertainment segment includes a growing collection of iconic and emerging country music brands, including the Grand Ole Opry; Ryman Auditorium, WSM 650 AM; Ole Red and Circle, a country lifestyle media network RHP owns in a joint venture with Gray Television, Nashville-area attractions managed by Marriott, and Block 21, a mixed-use entertainment, lodging, office and retail complex, including the W Austin Hotel and the ACL Live at Moody Theater, located in downtown Austin, Texas. RHP operates its Entertainment segment as part of a taxable REIT subsidiary. Visit RymanHP.com for more information.

About Atairos

Atairos is an independent, private company focused on supporting growth-oriented businesses across a wide range of industries. Atairos provides a unique combination of active strategic partnership and patient long-term capital to high-potential companies and their management teams. Atairos was launched in 2016 and has approximately $6 billion of equity capital. Atairos has offices in New York City, Philadelphia and London. For more information, please visit www.atairos.com

Cautionary Note Regarding Forward-Looking Statements

This press release contains statements as to RHP’s beliefs and expectations of the outcome of future events that are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. You can identify these statements by the fact that they do not relate strictly to historical or current facts. Examples of these statements include, but are not limited to, statements regarding RHP’s expectations regarding the strategic investment by Atairos and NBCUniversal in OEG and RHP’s intended use of the net proceeds received from the recapitalization of OEG and the strategic investment by Atairos and NBCUniversal. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from the statements made, including, but not limited to, risks and uncertainties associated with RHP’s ability to capitalize on existing and new opportunities related to OEG and RHP’s group hospitality business, the occurrence of any event, change or other circumstance that could limit RHP’s ability to capitalize on existing and new opportunities related OEG or RHP’s group hospitality business, and adverse effects on RHP’s common stock because of a failure to capitalize on existing and new opportunities related to OEG or RHP’s group hospitality business. Other factors that could cause actual results to differ from RHP’s beliefs and expectations as to the outcome of future events are described in the filings made from time to time by RHP with the U.S. Securities and Exchange Commission and include the risk factors and other risks and uncertainties described in RHP’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021, and subsequent filings. Except as required by law, RHP does not undertake any obligation to release publicly any revisions to forward-looking statements made by it to reflect events or circumstances occurring after the date hereof or the occurrence of unanticipated events.

Investor Relations Contacts:	Media Contacts:
Mark Fioravanti, President	Shannon Sullivan, Vice President Corporate and Brand Communications
Ryman Hospitality Properties, Inc.	Ryman Hospitality Properties, Inc.
(615) 316-6588	(615) 316-6725
mfioravanti@rymanhp.com	ssullivan@rymanhp.com
~or~	~or~
Jennifer Hutcheson, Chief Financial Officer	Robert Winters
Ryman Hospitality Properties, Inc.	Alpha IR Group
(615) 316-6320	(929) 266-6315
jhutcheson@rymanhp.com	robert.winters@alpha-ir.com
~or~	~or~
Todd Siefert, SVP Finance & Treasurer	Jared Levy or Ben Spicehandler
Ryman Hospitality Properties, Inc.	FGS Global (Sard Verbinnen and Co)
(615) 316-6344	(212) 687-8080
tsiefert@rymanhp.com	atairos-SVC@sardverb.com